UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2007
Date of Report (Date of earliest event reported)

i-LEVEL MEDIA GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 5B - 98 Liu He Road, Shanghai, PRC	200001
(Address of principal executive offices)	(Zip Code)

+8621 5301 8935
Registrant's telephone number, including area code

Suite 310, 2174 York Avenue, Vancouver, British Columbia, Canada, V6K 1C3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry Into a Material Definitive Agreement.

Pursuant to a Share Exchange Agreement dated January 29, 2007 (the "Share Exchange Agreement"), i-level Media Group Incorporated (formerly "Jackson Ventures Inc."; the "Company") acquired all of the issued and outstanding shares of i-level Media Systems Limited ("i-level Media Systems"), a private British Virgin Islands company. In anticipation of the closing (the "Closing") of this acquisition, 5,660,000 issued and outstanding shares of our common stock were split, on a 10.25 new for one old share basis, into 58,015,000 shares of common stock, and the Company changed its name. At Closing we issued a total of 27,000,000 post-split shares of common stock to the shareholders of i-level Media Systems (collectively, the "i-level Shareholders") in consideration for their respective interests in i-level Media Systems, and a total of 41,000,000 shares of common stock held by our founders were surrendered for cancellation.

Effective upon Closing, two outstanding loans of our Company in the aggregate principal amount of $500,000 were converted into a total of 5,000,000 loan units, each consisting of one post-split share of common stock and one-quarter of one non-transferable common stock purchase warrant. Each whole warrant entitles the holder to purchase one common share of our Company at an exercise price of $0.50 per share for a period of six months from Closing. We also issued a total of 1,031,668 post-split shares of our common stock to pay and settle amounts owing to various creditors of i-level Media Systems. In addition, we effected an unregistered private placement of an aggregate of 2,600,000 private placement units, each consisting of one post-split share of common stock and one-half of one non-transferable common stock purchase warrant. Each whole warrant entitles the holder to purchase one common share of our Company at an exercise price of $1.00 per share for a period of nine months from Closing.

In summary, 52,646,668 shares of our common stock were issued and outstanding immediately after the consummation of our acquisition of i-level Media Systems, the surrender and cancellation of the founders' stock, and the completion of the foregoing private placement and debt settlement transactions. The 27,000,000 shares of our common stock issued to the shareholders of i-level Media Systems represent approximately 51.3% of our issued and outstanding shares. Accordingly, the acquisition of i-level Media Systems resulted in a change of control of our Company.

i-level Media Systems is the sole investor and owner of i-level Softcomm (Shanghai) Company Ltd. ("i-level Softcomm"), a wholly foreign owned enterprise formed under the laws of the People's Republic of China (the "PRC"). i-level Softcomm is a development stage company that is devoting substantially all of its efforts to establishing a new business in the City of Shanghai, in the PRC, which involves selling out-of-home video advertising timeslots on its network of flat-panel video advertising display units installed in taxis.

The Share Exchange Agreement was filed as an exhibit to the Company's recent Current Report on Form 8-K dated February 1, 2007.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01        Completion of Acquisition or Disposition of Assets.

Introduction

Forward-looking Statements

Much of the information included in this Current Report on Form 8-K (the "Current Report") includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled "Risk Factors" below, that may cause our or our Company's actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

The Company

As used in this Current Report, the terms "the Company", "our Company", "we", "us" and "our" refer to i-Level Media Group Incorporated. References to "yuan" or "RMB" (also known as the Renminbi) are the currency of the PRC. On March 20, 2007, the noon buying rate for RMB in New York City for cable transfers in US dollars, as certified for customs purposes by the Federal Reserve Bank of New York, was 7.7320 - that is, RMB 7.7320 equaled $1.00. All dollar amounts refer to United States dollars unless otherwise indicated.

We were incorporated under the laws of Nevada on August 23, 2005. Our executive offices are located at Suite 5B - 98 Liu He Road, Shanghai, PRC, 200001. Our telephone number is +8621 5301 8935.

The Acquisition of i-level Media Systems Limited

On March 20, 2007 our Company acquired all of the issued and outstanding shares of i-level Media Systems. As disclosed above under the heading, "Item 1.01 Entry Into a Material Definitive Agreement", 5,660,000 issued and outstanding shares of our common stock were split, on a 10.25 new for one old share basis, into 58,015,000 shares of common stock prior to the Closing, and a total of 41,000,000 post-split shares of common stock held by our founders, James Gheyle and Adrian Ansell, were surrendered for cancellation upon Closing. We made the following distributions of our post-split common stock at Closing, pursuant to the terms of the Share Exchange Agreement:

(a)       27,000,000 shares of common stock were issued to the i-level Shareholders at a deemed issue price of $0.425 per share (which reflects a 15% discount to the established fair market value of $0.50 per share);

(b)       (i) 1,666,000 shares were issued to Calneva Financial Group Ltd. upon conversion of a $166,600 loan to our Company, (ii) 1,500,000 shares were issued to Pacific Investor Relations Corp. upon conversion of a $150,000 loan to our Company, (iii) 1,000,000 shares were issued to FBP Capital Corp. upon conversion of a $100,000 loan to our Company and (iv) 834,000 shares were issued to Scharfe Holdings Inc. upon conversion of a $83,400 loan to our Company; and all by way of loan units at a rate of $0.10 per unit. Each unit consisted of one share of our common stock and one-quarter of one warrant, and each whole warrant entitles the holder to purchase one additional share of our common stock at an exercise price of $0.50 per share for a period of six months from Closing; and

(c)       1,031,668 shares were issued at a deemed price of $0.30 per share to the following creditors of i-level Media Systems to settle and pay the following debts of i-level Media Systems totaling approximately $309,500:

Name of Creditor of i-level Media Systems	Amount of Debt Settled	Number of Shares Issued
John P. Sullivan	$256,621.50	855,405
Ian M. Sullivan	21,442.22	71,474
George R. Nast	10,000.00	33,333
Brendan P. Sullivan	10,718.44	35,728
Margaret I. Sullivan	10,718.44	35,728
Total	$309,500.60	1,031,668

In addition, as contemplated by the Share Exchange Agreement, we effected an unregistered private placement of 2,600,000 units contemporaneously with the Closing for gross proceeds of $1,300,000. Each unit consists of one post-split share of common stock and one-half of one warrant. Each whole warrant entitles the holder to purchase one common share of our Company at an exercise price of $1.00 per share for a period of nine months from Closing.

This Closing of the Share Exchange Agreement represents a change in control of our Company. For accounting purposes, this change of control constitutes a re-capitalization of i-level Media Group Incorporated, and the acquisition will be accounted for as a reverse merger whereby the legal acquirer, i-level Media Group Incorporated, is treated as the acquired entity and the legal subsidiary, i-level Media Systems, is treated as the acquiring company with the continuing operations.

Upon Closing, the following persons were appointed to the following positions with our Company:

Name	Position with the Company
Aidan Sullivan	Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director
Ian Sullivan	Secretary, Treasurer, Chief Financial Officer, Chief Operating Officer, Principal Accounting Officer and Director
Johnny Lo	Director
Leo Young	Director
Paul D. Brock	Director

In connection with the foregoing appointments, our Company and i-level Media Systems have entered into executive services agreements with each of Messrs. Aidan Sullivan and Ian Sullivan (collectively, the "Employment Agreements"), copies of which are being filed as Exhibits 10.2 and 10.3 to this Current Report.

The securities issued pursuant to the Share Exchange Agreement, and the units offered and sold under the contemporaneous private placement, were issued by the Company to accredited investors in reliance on Rule 506 under the Securities Act, or were issued in offshore transactions in reliance on Regulation S under the Securities Act. Such securities have not been registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Description of Our Business

As a consequence of our Company's acquisition of i-level Media Systems, our main focus will now be as a development stage company engaged in the business of selling out-of-home video advertising timeslots on its network of flat-panel video advertising display units installed in taxis operated in the PRC. At the same time the Company will continue as an exploration company engaged in the further exploration of its existing mineral claims as both time and funding permit.

i-level Media Systems

Overview

On March 20, 2007 our Company acquired all of the issued and outstanding shares of i-level Media Systems, a limited liability company incorporated under the International Business Act of the British Virgin Islands on May 28, 2003. i-level Media Systems has been the sole investor and owner of i-level Softcomm, a wholly foreign owned enterprise formed under the laws of the PRC, since August 12, 2004. i-level Softcomm is a development stage company that is devoting substantially all of its efforts to establishing a new business in the PRC which involves selling out-of-home video advertising timeslots on its network of flat-panel video advertising display units ("ADUs") installed in taxis.

i-level Softcomm commenced its principal operation in the City of Shanghai in 2005. As of January 31, 2007, i-level Softcomm had ADUs installed in a total of 1,740 taxis operating in Shanghai. It has not yet earned any significant revenue. i-level Softcomm is planning on entering other major media markets in China, subject to adequate financing and market acceptance of its products and services.

i-level Softcomm's ADUs are typically mounted inside the right front passenger headrest of a taxi at eye-level to passengers seated in the back seat. The ADUs are hard-wired to permit them to draw power from the vehicle's electrical system, and are automatically activated when the taxi's meter is switched to the fare metering mode. i-level Softcomm enters into ADU placement agreements with taxi operators which require that i-level Softcomm pay them a monthly lease fee for each taxi equipped with an i-level ADU. The i-level ADUs incorporate 8.2-inch liquid crystal display (LCD) screens. i-level Softcomm sells time slots on its network of ADUs to advertisers, who provide the necessary advertising content in formats compatible with i-level Softcomm's systems. Currently, such advertising content is downloaded onto compact flash cards that must be manually installed in each of the ADUs every week. Content programming and order is determined every Friday and uploaded to i-level Softcomm's servers in preparation for installation at the beginning of the following week. The installation of the weekly content programming is handled by third party technicians from Smartwin Technologies who attend daily at participating taxi companies' facilities.

i-level Softcomm's direct costs, which include lease payments to taxi operators under the ADU placement agreements, maintenance and monitoring fees and other associated costs, currently comprise a significant portion of i-level Softcomm's operating costs.

Given i-level Softcomm's growing contacts in Shanghai and in other markets, management believes that i-level Softcomm is now positioned to act as a licensor or reseller of digital media solutions to third parties. In addition, we believe that we have the necessary know-how and experience to consult on the implementation and operation of out-of-home video advertising networks to third parties who would not be in direct competition to i-level Softcomm. i-level Softcomm has received some inquiries from third parties interested in sourcing equipment or engaging i-level Softcomm to provide consulting or advisory services. However, to date, such opportunities have not been pursued.

Development of i-level Softcomm's Business

i-level Softcomm began testing the first ADU network with Jin Jiang Transport of Shanghai, China, in 2005, and currently has 1,740 ADUs deployed in taxis operated by Jin Jiang Transport. i-level Softcomm's ADU placement agreement with Jin Jiang Transport provides that it will remain in force for six years, and upon expiration gives us the right to renew the agreement on terms no less favorable than those offered by competing bidders.

i-level Softcomm co-developed the design of the ADUs with Smartwin Technologies, and each company owns an undivided 50% interest in the intellectual property rights relating to the ADUs. i-level Softcomm and Smartwin Technologies will split the proceeds generated from any future sales of ADUs and/or the licensing of the related intellectual property rights to third parties.

Currently, Smartwin Technologies acts as i-level Softcomm's sole supplier of ADUs. However, all components of the ADUs are readily available from multiple manufacturers, and can be ordered and assembled to i-level Softcomm's specifications by original equipment manufacturing factories in China. Accordingly, i-level Softcomm anticipates that it would be able to source its ADUs from other suppliers if it becomes advantageous to do so. i-level Softcomm acquires full ownership of the ADUs that it purchases from Smartwin Technologies, but contracts the service and maintenance of such ADUs to Smartwin Technologies.

i-level Softcomm has filed for registration of all its trademarks and logos with the appropriate authorities in the PRC. In addition it owns the domain name www.i-levelmedia.com. i-level Softcomm currently holds all necessary licenses and regulatory approvals to operate its network of ADUs in taxis in the city of Shanghai, and is in the process of applying for similar licenses and approvals to operate in other cities in the PRC. In order to comply with PRC regulations related to foreign ownership of companies engaged in advertising, i-level Softcomm currently conducts its advertising services through a third party advertising agency which has all the necessary licenses and permits for providing advertising services in the PRC. i-level Softcomm expects that it will qualify for its own license to conduct advertising services directly by September, 2007, since such qualification depends in part on the length of time that it will have been active in the PRC at the time it applies for the license. At that time, the company plans to restructure its business operations accordingly.

i-level Softcomm is a provisional member of the Taxi and Livery Association of China and expects to receive full membership status as the first foreign company admitted to the association by the end of the second quarter of 2007. Management anticipates that this will give i-level Softcomm access to the Association's more than 600 members across China, and provide i-level Softcomm with a conduit for lobbying appropriate government bodies and authorities regulating the taxi industry in a manner that will be favorable to i-level Softcomm should the need arise.

Competition

The i-level Mobile Media platform has several competitors in the taxi interior advertising segment. Direct competitors operating in the taxi media space in the PRC are highlighted below.

Shanghai Commerce & Entertainment Culture Transmit Co., Ltd ("SCECT") is a subsidiary of Shanghai Media & Entertainment Group ("SMEG"), one of largest media conglomerates in China. Founded in April 2001, SMEG claims on its website to have assets exceeding $1.78 billion. SMEG has multiple subsidiaries including: Shanghai Media Group, STR International Holdings Co., Ltd., Shanghai Oriental Pearl (Group) Co., Ltd., Shanghai Film Group Corporation, Shanghai Grand Theatre, Technology Development Co., Ltd., Shanghai Television Festival, and Shanghai Film Materials Hall.

SMEG has entered into partnerships with Technology Development Co., Ltd., Shanghai Broadcasting Laboratory, Shanghai Wedding Trade Association, China Central Television ("CCTV"), Shanghai Oriental Television and audio video component manufacturer SVA. SVA has developed a technical solution using a digital television network utilizing content from Oriental Pearl. SVA had previously deployed the technology in buses. SCECT began deploying this system in taxis in April 2004, and we estimate that it has now equipped approximately 2,000 taxis in Shanghai. However, the network has proven to be unstable as some areas of Shanghai cannot receive the signal, causing the content to cut in and out. SCECT's system utilizes a 7.1 inch LCD monitor mounted on the front passenger-side sun shade.

Beijing All Media and Culture Group, Ltd. ("BALCG"), is a subsidiary of Beijing Broadcasting Station. Beijing Broadcasting Station operates multiple media assets including publications, television, and movies. It began operating a digital media network on buses in 2003 and is currently estimated to have its system deployed on approximately 4,000 buses in Beijing. BALCG has entered into partnerships with Ao Xing, Bao Li Hua Yi Media and Union Media, to provide content. BALCG began deploying its system in taxis in April 2004, and we estimate that it has now equipped approximately 1,000 taxis in Beijing. BALCG's system utilizes one 7.1 inch LCD monitor mounted in the back of the headrest of the front passenger side seat.   The content is broadcast to the taxis via radio frequencies.

Touch Media LLC ("Touch") - A privately held company still in the start up phase of operation, Touch combines focused programming (consisting of standard television commercials) with interactive destination information. Programming is displayed on a touch-sensitive, color LCD video screen placed in the back of the front headrest. Using the touch-screen monitor, the taxi passengers have the ability to search for information stored in the device ranging from nightlife and restaurants to shopping. The system is marketed by Touch as "Q". The system relies on wireless updating of the units at taxi service stations.

Touch signed an agreement with Guang Shin of Shanghai, a media agency that has rights for in-taxi advertising with Blue Union Taxi Co and Shanghai Bashi Industrial Group. This agreement gave Touch access to roughly 14,000 taxis or 30% of the Shanghai taxi market. The agreement was signed in the fall of 2003 and provided for a one-year term. Touch deployed roughly 200 Q units in Shanghai for testing purposes beginning in the middle of October 2003. It planned an aggressive roll out of some 1,000 units per month starting in the first quarter of 2004. However, Touch has suffered multiple setbacks, including Blue Union Taxi's decision to drop the Q platform. We believe that Touch is currently running 18 months behind schedule in terms of development, and that it now has approximately 100 units deployed for the purpose of testing new advances to Touch's platform.

Touch's management has experience operating in the apparel industry in China and in the broadcasting industry in the United States. Touch currently has more than 35 employees, mostly based in Shanghai. It is reported to have recently received $5 million in venture capital financing from a fund based in the United States.

Description of Our Mineral Exploration Business

Overview

Prior to the Closing under the Share Exchange Agreement and since incorporation, we have been an exploration stage company engaged in the acquisition and exploration of mineral properties. We continue to own 13 mineral claims located in the La Plata Mountains and La Plata Mining District of southwest Colorado covering an area of approximately 260 acres that we believe are prospective for gold and copper mineral deposits. These mineral claims do not contain any substantiated mineral deposits or reserves of minerals. Minimal exploration has been carried out on these claims. Accordingly, additional exploration of these mineral claims is required before any determination as to whether any commercially viable mineral deposit may exist on our mineral claims. At this time, the property that is the subject of the claims is undeveloped, and no plant or equipment is located on the property.

Our plan of operations with respect to our mineral claims is to carry out preliminary exploration work in order to ascertain whether our mineral claims warrant advanced exploration, but only if we manage to obtain sufficient financing to do so in a manner that does not jeopardize the further development of i-level Softcomm's business. Such advanced exploration work will, in turn, require additional financing and will be undertaken only if our board of directors determines that it will be in the best interests of our Company. The objective of advanced exploration work will be to determine whether our claims possess commercially exploitable deposits of gold and copper. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability. There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

Development of our Mineral Exploration Business

On December 28, 2005, we entered into a Mineral Claims Purchase Agreement with Gold-Ore Resources Ltd. ("Gold-Ore") whereby we purchased a 100% interest in 12 unpatented lode claims and one patented lode claim located in the La Plata Mining District in the La Plata County of Colorado. In January of 2006 legal title to the 13 claims was transferred from Gold Ore to us.

We obtained a geographical report on these mineral claims that recommended an exploration work program on the property. Since July 1, 2006 to the date of this Current Report, we have spent approximately $19,000 on the first phase of our exploration program, which included channel sampling of adit with assays for copper, silver, gold, platinum and palladium to define targets for further work. On October 18, 2006, we received a further geologist's report in connection with the first phase which set forth certain recommendations for additional work, including:

  mapping by a geologist specializing in structural mapping to determine controls on the mineralization;

  obtaining additional surface panel sampling;

  performing an induced polarization geophysical survey to help outline the areas with the strongest alternation and mineralization; and

  locating old drill core on the property to perform additional selected sampling.

We intend to move forward with the additional recommended work - which we estimate will cost about $77,750 and approximately two weeks to complete - but only if we obtain sufficient funds to do so while also advancing i-level Softcomm's business.

Title to Our Mineral Claims

We own title to each of the 13 mineral claims. Our ownership of certain of our patented mineral claims is subject to a 1.5% net smelter royalty in favour of Phelps Dodge Mining Company, the previous owner of the claims. Each unpatented claim covers an area measuring 20.66 acres. The patented claim covers an area measuring 10.33 acres. The total area of the thirteen mineral claims is approximately 260 acres.

In order to maintain our mineral claims in good standing, we must make payment to the State of Colorado of an annual rental fee of $125 per mineral claim, or $1,625 in total for our 13 mineral claims. This payment is for claims owned as of the 1st of every September. Currently, our claims in good standing until September 1, 2007. If we do not make this payment, we will lose our mineral claims.

In addition, we must complete annual labor or exploration expenditures on the mineral claims and file confirmation of work with the applicable mining recording office of the State of Colorado. Currently, exploration work with a minimum value of $100 per mineral claim is required before the 1st of every September. Our commitment for exploration expenditures with the State of Colorado for this year is $1,300. If we do not complete this minimum amount of exploration work by September 1, 2007, we will be required to pay a fee in lieu of exploration work in the amount of $100 per mineral claim, or $1,300 in total, to the State of Colorado. If we fail to make and file the work expenditures or, alternatively, make the appropriate payments to the State of Colorado in lieu of exploration expenditures, we will lose all interest in our mineral claims.

Location and Access to our Mineral Claims

Our mineral claims are located approximately 17 miles northwest of the town of Durango, Colorado. Access to the claims from the major town of Durango is west via Highway 160 to a turnoff heading north along the west bank of the La Plata River through the hamlet of Mayday and the old abandoned mine site of La Plata. Our property can be accessed by snow machine in the winter and by all terrain vehicles in the summer.

Geology of Our Mineral Claims

The property on which our mineral claims are located hosts porphyry copper deposits of the alkaline type, containing minor associated silver, gold and the platinum-group metals (PGMs) platinum, palladium and iridium. Two main mineralized zones are recognized - the Allard and Copper Age. The principal host rock is a variably textured and altered syenite or mafic syenite of the Allard stock, which is Upper Cretaceous (about 65 million years ago) in age, intruded into older Paleozoic and Mesozoic sedimentary rocks. The syenite carries significant amounts of disseminated, layered and stockwork chalcopyrite and bornite, both copper-iron sulphide minerals, and pyrite, an iron sulphide mineral, over a surface area of at least 2,500 by 500-800 feet. Prior drilling on the property confirms that the mineralized zone extends to depths as much as 2,750 feet below surface.

Plan of Operation

Our plan of operations for the next 12 months is to:

  Invest approximately $1,750,000 of proceeds of our recent sale of shares of our securities to develop the purchase approximately 5500 ADU required to fulfill the contractual obligations to outfit all of Jin Jiang Transport's Shanghai-based taxis and extend the network into additional taxi operators in major media markets in China;

  Recruit additional persons experienced in the media industry in the areas of finance, research and development, software programming, content development and licensing and media sales;

  Seek new content providers to produce and/or license content to the Company;

  Establish the Company's operational base in Shanghai where Aidan Sullivan and Ian Sullivan are presently resident; and

  Extend the Company's operation base to other major media markets in China.

We cannot, with certainty, say how our operations will develop over the next 12 months. Our operational development is dependent on a number of factors, including the availability of working capital, personnel, the development of sales contracts and the development of network capabilities.

Over the next 12 months, we will incur the following costs, at a minimum:

Network equipment purchases	$1,750,000
General and administrative expenses	$340,000
Professional fees and expenses, regulatory expenses	$290,000
Tax media lease	$200,000
Personnel costs in China	$160,000
Service and maintenance fees on network	$100,000
Miscellaneous and unallocated	$160,000
Total:	$3,000,000

The $3,000,000 total above represents the Company's approximate working capital needs as of January, 2007. The Company believes that it has adequate working capital but will require additional working capital, through equity sales or other financing means, if it is to successfully develop scale in the digital media market.

The Company has only begun the commercial operations and earned minimal revenue as of the date hereof, and is considered a development stage company. The research, development and testing, including proof of concept of the technology and media operations was completed in 2006. Several advertising campaigns consisting of various formats of content have been sold thus far. I-level intends on focusing on selling advertising space on the proprietary i-level Mobile Media Network in China for the near to medium term and will look to expand into sales of products and services relating to the operation of digital media networks to third parties in the medium to long term.

Management believes that with successful completion of its Minimum $3,000,000 private placements offerings, the Company now has sufficient capital to meet its obligations over the course of 2007.

The Company expects that it will require additional funding for anticipated costs of developing its business subsequent to June 2007. We anticipate that the additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our projects, and other working capital requirements.

Investment going forward

With the completion of the Private Placement, it is presently envisioned that: (i) $1,426,000 is to be spent on equipment purchases for network expansion; (ii) $729,000 on network operations; and (iii) the remainder will go towards working capital surplus.

Mineral Operations

Management of the Company is presently considering the merits of completing the phase II recommended work program on its mineral claims, and if management proceeds it will do so when weather permits.

Employees

Effective at Closing of the Share Exchange Agreement the Company and i-level Media Systems Limited have now entered into Employment Agreements with each of Messrs. Aidan Sullivan (in his capacity as President and Chief Executive Officer of our Company) and Ian Sullivan (in his capacity as Secretary and Chief Financial Officer of our Company). The details of these Employment Agreements are disclosed elsewhere in this Current Report.

Prior to the Closing we did not have any employees other than our then officers, James Gheyle and Adrian Ansell, who each spent 10% of their time, or five hours per week, working for the Company.

Subsidiaries

Our Company, effective on March 20, 2007 and pursuant to the Share Exchange Agreement now owns 100% of i-level Media Systems Limited which is a limited liability company incorporated under the International Business Act of the British Virgin Islands on May 28, 2003. i-level Media Systems Limited owns 100% of i-level Media Systems (Shanghai) Company Limited incorporated under the laws of the PRC on August 12, 2004.

Off Balance Sheet Arrangements

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, which individually or in the aggregate is material to our investors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 20, 2007 regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and

  each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 52,646,668 shares of common stock outstanding as of March 20, 2007.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following March 20, 2007, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	As of March 20, 2007
Name and Address of Beneficial Owner	Shares(1)	Percent
Named Executive Officers and Directors(2)
Aidan Sullivan Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director	13,500,000	25.64%
Ian Sullivan Secretary, Treasurer, Chief Financial Officer, Chief Operating Officer, Principal Accounting Officer and a director	3,446,474	6.55%
Paul D. Brock Director	Nil	Nil
Johnny Lo Director	Nil	Nil
Leo Young Director	Nil	Nil
Directors and Executive Officers as a Group (Six Persons)	16,846,474	32.19%
Beneficial Owners of in Excess of 5% (other than Named Executive Officers and Directors)
John P. Sullivan and Margaret I. Sullivan	7,641,133	14.51%

Notes:

(1)   Based on 52,646,668 shares of common stock issued and outstanding as of March 20, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and except as noted below.

(2)   The address of the executive officers and directors is Suite 5B - 98 Liu He Road, Shanghai, PRC, 200001.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

Directors and Executive Officers, Promoters and Control Persons

The following table and information that follows sets forth the names and positions of our directors and executive officers:
Name and Municipality of Residence	Age	Current Office with our Company	Director Since
Aidan Sullivan Shanghai, PRC	28	Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director	March 20, 2007
Ian Sullivan Shanghai, PRC	33	Secretary, Treasurer, Chief Financial Officer, Chief Operating Officer and a director	March 20, 2007
Paul D. Brock Vancouver, British Columbia, Canada	43	Director	March 8, 2007
Johnny Lo Shanghai, PRC	48	Director	March 20, 2007
Leo Young Shanghai, PRC	48	Director	March 20, 2007

The following is a description of the business background of the directors and executive officers of our Company:

Aidan Sullivan - Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director

Aidan Sullivan is the founder of i-Level Media Group and has been working in media related projects in China for more than 4 years.  Prior to founding i-Level, Aidan worked with Torrence Capital advising Chinese SMEs on business development and venture financing.  He also has experience conducting market intelligence evaluations for Canadian companies looking to invest in China.  Before leaving Canada, Aidan worked as an Analyst with a venture capital firm, specializing in high technology project financing.  Aidan holds a B.A. (Honours) degree in International Relations and Commerce from the University of British Columbia.

Ian Sullivan - Secretary, Treasurer, Chief Financial Officer, Chief Operating Officer, Principal Accounting Officer and a director

Ian Sullivan joined i-Level Media Group in 2006 and has executive responsibility for sales, distribution, and partnerships.  Prior to joining i-Level, he was a Sr. Account Manager with CNC Global, a Canadian IT Services firm, where he helped establish their practice in Montreal.  Ian has more than eight years of experience working in the high tech sector as a headhunter, staffing consultant, and business developer for major Canadian IT staffing and consulting companies.  Ian holds a Master of Business Administration degree (with Distinction) from HEC Montréal.

Paul D. Brock - Independent Director

Paul D. Brock has served as a director and an Executive Officer of our Company since March 8, 2007, to fill the vacancies in those positions created by the resignation of Adrian Ansell. He is a member of our Audit, Compensation and Corporate Governance Committees. Mr. Brock is a partner in FBP Capital Corp. an investment banking firm and private equity group. Mr. Brock has also been the President of Bent International Inc., a private company engaged in International Business and Trade consulting, from 1999 to the present. Mr. Brock is the Chairman of VendTek Systems Inc., a publicly traded company which develops software for the electronic distribution of financial services, through its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore). Mr. Brock served as President of VendTek Systems Inc. from December 1988 to June 2006. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998. Mr. Brock is also a director of Power Air Corporation and Zoro Mining Corp., which are reporting companies under the Exchange Act.

Johnny Lo - Independent Director

Johnny Lo is an independent consultant and veteran of the advertising industry in China.  He has been specialized in out-of-home media channels for more than 10 years.  Prior to being a consultant, Mr. Lo served as the Managing Director of Portland Outdoor (China), a media planning and buying agency.  He has consulted for other major media agencies and media owners including WPP and JC Decaux.  Mr. Lo's other experience includes more than 8 years with Leo Burnett Ltd., where he headed up the Media group and launched Starcom China, and 7 years in marketing management at Hong Kong's Mass Transit Railway Corp.  Mr. Lo holds a B.Sc. in Mathematics and an MBA from the University of Hong Kong. Mr. Lo is a member of our Audit, Compensation and Corporate Governance Committees.

Leo Young - Independent Director

Leo Young, an entrepreneur with a successful record of establishing technology firms in the United States and China, is currently President and CEO of Solar EnerTech, a Photovoltaic solar energy cell manufacturing enterprise based in Shanghai, China.  Prior to founding Solar EnerTech, he was the founder and CEO of InfoTech Essentials Inc., a leading energy-saving technology company in China.  Mr. Young holds an MBA from Fordham University, New York (2005), an M.A. from the Art Institute of Chicago (1985), and a BA from Tsinghua University of Beijing (1982). Mr. Young is a member of our Audit, Compensation and Corporate Governance Committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board.

Significant Employees

Mars Zhang - Sales Director

Mars Zhang has been with i-Level since 2005 and has more than 7 years of experience in advertising in Shanghai as both an Account Director and Media Sales Director.  Prior to i-Level, Mars has worked for Discovery Channel and for a major Shanghai-based media agency.  Mars has experience with multiple formats of media including outdoor, magazine, and television, and has worked with clients such as Nestlé, Cadbury, and Hitachi.  Mars graduated from Holmes College in Australia with a major in Business Management and Marketing and he is a member of the Shanghai Advertising Association.

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise between our business and our directors' other business activities. We are not aware of any existing conflicts between us and our directors' other business activities.

Audit Committee Financial Expert

The members of the Audit Committee are Messrs. Paul D. Brock, Johnny Lo and Leo Young.

Our Board of Directors has determined that Mr. Brock qualifies as a "financial expert" and that he is independent according to the standards for audit committee member independence prescribed by the American Stock Exchange.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on May 28, 2003, until January 31, 2007.
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
James Gheyle, President and CEO	2006 2005(*)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Adrian Ansell, Secretary, Treasurer and CFO	2006 2005(*)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Notes:

(*) Our company was only incorporated in August of 2005.

None of our directors have received monetary compensation since our incorporation to the date of this Current Report. We currently do not pay any compensation to our directors serving on our Board of Directors, and we do not presently intend to compensate any our officers during the current fiscal period other than under our Employment Agreements which are described hereinbelow.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on August 23, 2005.

Employment Agreements

As a consequence of the Closing of the Share Exchange Agreement our Company has now entered into the following material Employment Agreements:

(a)       an Executive Services Agreement with Aidan Sullivan is anticipated to provide for, among other matters, the yearly payment by the Company to Mr. Sullivan, in his capacity as the Company's President and Chief Executive Officer, of RMB120,000 and U.S $45,600; and

(b)       an Executive Services Agreement with Ian Sullivan is anticipated to provide for, among other matters, the yearly payment by the Company to Mr. Sullivan, in his capacity as the Company's Secretary and Chief Financial Officer, of RMB120,000 and U.S. $45,600.

The Employment Agreements are being filed as Exhibits 10.2 and 10.3 to this Current Report and are incorporated herein by reference.

Reports to Security Holders

You may read any materials filed with the Securities and Exchange Commission at its principal office in Washington, D.C. Copies of such materials may be obtained from the Public Reference Room of the Securities and Exchange Commission, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Certain Relationships and Related Transactions

Except as disclosed below, there are no transactions, since the beginning of our Company's last fiscal year, or any currently proposed transactions, in which our Company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our Company's total assets at year-end for each of the fiscal years since the date of our incorporation, and in which any "related person" had or will have a direct or indirect material interest. "Related party" includes

(a)       any of our directors or officers;

(b)       any person proposed as a nominee for election as a director;

(c)       any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

(d)       any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons who has the same house as any of such person.

As a consequence of the completion of the Share Exchange Agreement:

(A)       an aggregate of 41,000,000 issued and outstanding common shares of our Company owned by James Gheyle and Adrian Ansell, the co-founders of our Company, were returned to treasury for cancellation; and

(B)       27,000,000 shares of common stock were issued to the i-level Shareholders at a deemed issue price of $0.425 per share (which reflects a 15% discount to the established fair market value of $0.50 per share). Mr. Aidan Sullivan and Ian Sullivan were directors and shareholders of i-level and, upon completion of the share exchange: (i) received, respectively, 13,500,000 and 3,446,474 shares of our common stock; and (ii) were appointed as directors and executive officers of our Company.

Description of Securities

General

Our authorized capital stock consists of 1,025,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of the date of this Current Report 52,646,668 shares of common stock are issued and outstanding and held by approximately 90 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this Current Report there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this Current Report, and in connection with the completion of the conversion of a $500,000 loan into 5,000,000 units, there are now 1,250,000 warrants outstanding in the Company to acquire an equivalent number of common shares of the Company at an exercise price of $0.50 per common share until September 20, 2007. In addition, in connection with the completion of the Private Placement of 2,600,000 units at $0.50 per unit, there are now 1,300,000 warrants outstanding in the Company to acquire an equivalent number of common shares of the Company at an exercise price of $1.00 per common share until December 20, 2007. There are no other outstanding warrants to purchase our securities, however, we may issue warrants to purchase our securities in the future.

Options

As of the date of this Current Report there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, officers, employees and consultants.

Market for Common Equity and Related Stockholder Matters

Market for our Common Stock

Our common shares are currently traded on the OTC Bulletin Board under the trading symbol "JKSV". The following table sets forth the high and low sales prices for the common shares on the OTC Bulletin Board for each full quarterly period within our two most recent fiscal years on a pre-split basis:
Bid Prices
Quarterly Data	High ($)	Low ($)
Quarter ended December 31, 2006	Nil	Nil
Quarter ended September 30, 2006	Nil	Nil
Quarter ended June 30 2006(1)	Nil	Nil
Bid Prices
Monthly Data	High ($)	Low ($)
January 2007	Nil	Nil

Notes:

(1) Our common stock commenced trading on the OTC Bulletin Board on June 28, 2006.

Holders of Our Common Stock

As of the date of this Current Report we have approximately 90 registered shareholders.

Rule 144 Shares

A total of up to approximately 17,015,000 shares of our common stock (inclusive of those held by our affiliates) are presently available for resale to the public and a total of up to approximately a further 35,631,668 shares of our common stock issued under the Share Exchange Agreement and the Private Placement (inclusive of those now held by our affiliates) are available for resale to the public after March 20, 2008 in accordance with the volume and trading limitations of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(a)       1% of the number of shares of the company's common stock then outstanding; which, in our case, will equal approximately 526,467 shares as of the date of this current report; or

(b)       the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k) a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this Current Report persons who are our affiliates hold up to approximately 24,587,607 of the shares that will be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than ten percent of the aggregate amount of common shares then outstanding.

Registration Rights

We have granted piggy-back registration rights to the investors who purchased units in the private placement effected contemporaneously with the Closing under the Share Exchange Agreement.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)       we would not be able to pay our debts as they become due in the usual course of business; or

(b)       our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Legal Proceedings

We are not currently a party to any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Recent Sales of Unregistered Securities

We completed our Private Placement of 2,600,000 Units of the Company on the date of Closing to a total of 34 purchasers, at a subscription price of $0.50 per Unit, for total gross proceeds of $1,300,000, with each such Unit being comprised of one common share and one-half of one non-transferable share purchase Warrant of the Company, and with each such whole Warrant being exercisable for one additional common share of the Company for a period of nine months from the Closing at an exercise price of $1.00 per Warrant common share. We completed the entire Private Placement pursuant to Regulation S of the Securities Act. Each person who purchased Units pursuant to Rule 903 of Regulation S represented to us that, among other things, they resided outside of and were not citizens of the United States.

The Share Exchange Agreement Shares were issued by the Company in reliance on Rule 506 and in offshore transactions in reliance on Regulation S promulgated under the Securities Act. The securities represented by the Company's Closing of its Share Exchange Agreement and the completion of its Private Placement have not been registered under the Securities Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. That is not the case with our articles of incorporation. Excepted from that immunity are:

(a)       a wilful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(b)       a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(c)       a transaction from which the director derived an improper personal profit; and

(d)       wilful misconduct.

Under Article VII, our Bylaws provide the following indemnification:

01.      Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

02.      Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.      Successful Defense

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.      Authorization

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.      Advances

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.      Non-exclusivity

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.      Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.      Corporation" Defined

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.      Further Bylaws

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Risk Factors

Please consider carefully the risk factors set out below.

Risks Relating generally to the Company's Operations

We have a limited operating history, which may make it difficult for you to evaluate our business and prospects.

We began our current business operations in September 2004. Accordingly, we have a very limited operating history for our current operations upon which you can evaluate the viability and sustainability of our business and its acceptance by advertisers and consumers. It is also difficult to evaluate the viability of our use of audiovisual advertising displays in taxis as a business model because we do not have sufficient experience to address the risks frequently encountered by early stage companies using new forms of advertising media and entering new and rapidly evolving markets. These circumstances may make it difficult for you to evaluate our business and prospects.

Our senior management and employees have worked together for a short period of time, which may make it difficult for you to evaluate their effectiveness and ability to address challenges.

Due to our limited operating history and recent additions to our management team, certain of our senior management and employees have worked together at our company for only a relatively short period of time. As a result of these circumstances, it may be difficult for you to evaluate the effectiveness of our senior management and other key employees and their ability to address future challenges to our business.

If advertisers or the viewing public do not accept, or lose interest in, digital media advertising networks, our revenues may be negatively affected and our business may not expand or be successful.

The market for out-of-home television advertising networks in China is relatively new and its potential is uncertain. We compete for advertising spending with many forms of more established advertising media. Our success depends on the acceptance of our out-of-home digital display advertising network by advertisers and their continuing interest in this medium as a component of their advertising strategies. Our success also depends on the viewing public continuing to be receptive towards our advertising network. Advertisers may elect not to use our services if they believe that consumers are not receptive to our network or that our network does not provide sufficient value as an effective advertising medium. Likewise, if consumers find some element of our network, such as the audio feature, to be disruptive or intrusive, taxi operators may decide not to place our flat-panel displays in their vehicles and advertisers may view our network as a less attractive advertising medium compared to other alternatives. In that event, advertisers may determine to reduce their spending on our advertising network. If a substantial number of advertisers lose interest in advertising on our advertising network for these or other reasons, we will be unable to generate sufficient revenues and cash flow to operate our business, and our advertising service revenue, liquidity and results of operations could be negatively affected.

We derive a substantial majority of our revenues from the provision of advertising services, and advertising is particularly sensitive to changes in economic conditions and advertising trends.

Demand for our advertising time slots, and the resulting advertising spending by our clients, is particularly sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our network for a number of reasons, including:

  a general decline in economic conditions;

  a decline in economic conditions in the particular cities where we conduct business;

  a decision to shift advertising expenditures to other available advertising media; or

  a decline in advertising spending in general.

A decrease in demand for advertising media in general and for our advertising services in particular would materially and adversely affect our ability to generate revenue from our advertising services, and our financial condition and results of operations.

A substantial majority of our revenues are currently concentrated Shanghai. If this city experiences an event negatively affecting its advertising industry, our advertising network, and our ability to generate adequate cash flow would be materially and adversely affected.

If this city experiences an event negatively affecting its advertising industry, such as a serious economic downturn, a moratorium on the number of taxi licenses that would have the effect of materially limiting the supply of taxis in which we can place our ADUs or similar changes in government policy, or a natural disaster, our advertising network and our ability to generate adequate cash flow would be materially and adversely affected.

Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period in the future.

Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period based on the seasonality of consumer spending and corresponding advertising trends in China. In addition, advertising spending generally tends to decrease during January and February each year due to the Chinese Lunar New Year holiday. We also experience a slight decrease in revenues during the hot summer months of July and August each year, when there is a relative slowdown in overall commercial activity in urban areas in China. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors that are likely to cause our operating results to fluctuate, such as the seasonality of advertising spending in China, a deterioration of economic conditions in China and potential changes to the regulation of the advertising industry in China, are discussed elsewhere in this document. If our revenues for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our operating results for that quarter relative to our operating results from other quarters.

Our failure to maintain existing relationships or obtain new relationships with taxi operators that allow us to place our ADUS in their vehicles would harm our business and prospects.

Our ability to generate revenues from advertising sales depends largely upon our ability to provide a large network of ADUs placed in desirable taxi fleets. This, in turn, requires that we develop and maintain business relationships with taxi operators from which we rent space for our ADUs. As of January 31, 2007, we had entered into one significant display placement agreement with a taxi operator to operate up to 4,500 ADUs in the city of Shanghai until March 31, 2011. Although this display placement agreement gives us the right to renew the agreement on terms no less favorable than those offered by competing bidders, we may not be able to maintain our relationship with this taxi operator on satisfactory terms, or at all. If we fail to maintain our relationship with this taxi operator or if we fail to establish and maintain other significant relationships with taxi operators to place our ADUs in their vehicles, advertisers may find advertising on our network unattractive and may not wish to purchase advertising time slots on our network, which would cause our revenues to decline and our business and prospects to deteriorate.

We may not be able to successfully expand our advertising network into new regions or diversify our network into new advertising channels which could harm or reverse our growth potential and our ability to increase our revenues, or even result in a decrease in revenues.

If we are unable to obtain or retain desirable placement locations for our ADUs on commercially advantageous terms, we could have difficulty maintaining or expanding our network, our operating margins and earnings could decrease and our results of operations could be materially and adversely affected.

Our direct costs, which include lease payments to taxi operators under our ADU placement agreements, maintenance and monitoring fees and other associated costs, comprise a significant portion of our cost of revenues. In the future, we may need to increase our expenditures on our ADU placement agreements to obtain new and desirable locations, to renew existing locations, and to secure favorable exclusivity and renewal terms. In addition, lessors of space for ADUs may charge increasingly higher display location lease fees, or demand other compensation arrangements, such as profit sharing. If we are unable to pass increased location costs on to our advertising clients through rate increases, our operating margins and earnings could decrease and our results of operations could be materially and adversely affected.

When our advertising network reaches saturation in the cities where we operate, we may be unable to grow our revenue base or to satisfy all of our advertisers' needs, which could hamper our ability to generate higher levels of revenues over time.

Where demand for our time slots by advertisers is high, our network may reach saturation, meaning we cannot sell additional advertising time slots for that week's cycle without further increasing the length of the cycle and correspondingly reducing the number of broadcasts per day of each advertisement. When our network reaches saturation in any particular city, we will be forced to lengthen our advertising cycle to accommodate additional advertisers or to increase our advertising rates to increase our revenues in our existing cities of operation. However, advertisers may be unwilling to accept rate increases or the placement of their advertisement on a longer time cycle that gives their advertisement less exposure each day. If we are unable to increase the duration of our advertising cycle in cities that reach saturation, or if we are unable to pass through rate increases to our advertising clients in those cities, we may be unable to grow our revenue base or to satisfy all of our advertisers' needs, which could hamper our ability to generate higher levels of revenues over time.

If the market supply of desirable taxi fleets diminishes or ceases to expand, we may be unable to expand our network into locations advertising clients find desirable, which could decrease the value of our network to advertisers.

Advertisers place a premium on having their advertisements displayed in the most commercially desirable locations, which we believe includes taxis frequented by more affluent consumer groups in China's major urban areas. As some of China's cities have undergone development and expansion for several decades while others are still at an early stage of development, the supply of desirable taxi fleets varies considerably from region to region. In more developed cities, it may be difficult to increase the number of desirable locations in our network because most such locations have already been occupied either by us or by our competitors. In recently developing cities, the supply of desirable locations may be small and the pace of economic development and taxi fleet expansion levels may not provide a steadily increasing supply of desirable commercial locations. If, as a result of these possibilities, we are unable to increase the placement of our network into commercial locations that advertisers find desirable, we may be unable to expand our client base, sell advertising time slots on our network or increase the rates we charge for time slots, which could decrease the value of our network to advertisers.

If we are unable to attract advertisers to purchase advertising time on our network, we will be unable to maintain or increase our advertising fees and the demand for time on our network, which could negatively affect our ability to grow revenues.

The fees we can charge advertisers for time slots on our network depend on the size and quality of our network and the demand by advertisers for advertising time on our network. Advertisers choose to advertise on our network in part based on the size of our network and the desirability of the locations where we have placed our ADUs as well as the quality of the services we offer. If we fail to maintain or increase the number of taxis and ADUs in our network, diversify advertising channels in our network, or solidify our brand name and reputation as a quality provider of advertising services, advertisers may be unwilling to purchase time on our network or to pay the levels of advertising fees we require to remain profitable. Our failure to attract advertisers to purchase time on our network will reduce demand for time slots on our network and the number of time slots we are able to sell, which could necessitate lowering the fees we charge for advertising time on our network and could negatively affect our ability to increase revenues.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We have been rapidly expanding, and plan to continue to rapidly expand, our operations in China. We must continue to expand our operations to meet the demands of advertisers for larger and more diverse network coverage and the demands of current and future taxi operators for installing and configuring ADUs in our existing and future commercial locations. This expansion has resulted, and will continue to result, in substantial demands on our management resources. It has also increased our need for a reliable supply of ADUs for our network which are manufactured by a third-party contract assembler according to our specifications. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

We depend on the leadership and services of Aidan Sullivan, who is our founder, President and Chief Executive Officer and our largest shareholder, and our business and growth prospects may be severely disrupted if we lose his services.

Our future success is dependent upon the continued service of Aidan Sullivan, our founder, CEO, and largest shareholder. We rely on his industry expertise and experience in our business operations, and in particular, his business vision, management skills, and working relationships with our employees, many of our clients, and taxi operators. We do not maintain key-man life insurance for Mr. Sullivan. If he was unable or unwilling to continue in his present position, we may not be able to replace him easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose his services.

If we do not continue to expand and maintain an effective sales and marketing team it will cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our advertising service revenue.

We market our advertising services directly to advertisers and to advertising agencies. As we only commenced our current sales and marketing operations in 2006, many of our sales and marketing personnel have only worked for us for a short period of time. We depend on our marketing staff to explain our service offerings to our existing and potential clients and to cover a large number of clients in a wide variety of industries. We will need to further increase the size of our sales and marketing staff if our business continues to grow. We may face difficulties in hiring, retaining or motivating sales and marketing personnel, which would cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our advertising service revenue.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

We believe our current cash on hand and cash equivalents, cash flow from operations, and the proceeds of the Private Placement be sufficient to meet our anticipated cash needs, including for working capital and capital expenditures, for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

  investors' perception of, and demand for, securities of alternative advertising media companies;

  conditions of the U.S. and other capital markets in which we may seek to raise funds;

  our future results of operations, financial condition and cash flows;

  PRC governmental regulation of foreign investment in advertising services companies in China;

  economic, political and other conditions in China; and

  PRC governmental policies relating to foreign currency borrowings.

We cannot assume that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

If we are unable to adapt to changing advertising trends and the technology needs of advertisers and consumers, we will not be able to compete effectively and we will be unable to increase or maintain our revenues which may materially and adversely affect our business prospects and revenues.

The market for out-of-home advertising requires us to continuously identify new advertising trends and the technology needs of advertisers and consumers, which may requires us to develop new features and enhancements for our advertising network. We currently distribute advertisements on our advertising network through compact flash memory cards that are manually installed in our ADUs each week. In the future, subject to relevant PRC laws and regulations, we may use other technology, such as cable or broadband networking, advanced audio technologies and high-definition panel technology. We may be required to incur development and acquisition costs in order to keep pace with new technology needs but we may not have the financial resources necessary to fund and implement future technological innovations or to replace obsolete technology. Furthermore, we may fail to respond to these changing technology needs. For example, if the use of wireless or broadband networking capabilities on our advertising network becomes a commercially viable alternative and meets all applicable PRC legal and regulatory requirements, and we fail to implement such changes on our network or fail to do so in a timely manner, our competitors or future entrants into the market who do take advantage of such initiatives could gain a competitive advantage over us. If we cannot succeed in defining, developing and introducing new features on a timely and cost-effective basis, advertiser demand for our advertising network may decrease and we may not be able to compete effectively or attract advertising clients, which would have a material and adverse effect on our business prospects and revenues.

We may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content and services we provide through our out-of-home television advertising network.

PRC advertising laws and regulations require advertisers, advertising operators and advertising distributors, including businesses such as ours, to ensure that the content of the advertisements they prepare or distribute are fair and accurate and are in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator's license for advertising business operations.

As an out-of-home advertising service provider, we are obligated under PRC laws and regulations to monitor the advertising content that is shown on our network for compliance with applicable law. In general, the advertisements shown on our network have previously been broadcast over public television networks and have been subjected to internal review and verification of such networks. We are still separately required to independently review and verify these advertisements for content compliance before displaying the advertisements. In addition, where a special government review is required for certain product advertisements before broadcasting, we are separately obligated to confirm that such review has been performed and approval has been obtained. We employ qualified advertising inspectors who are trained to review advertising content for compliance with relevant PRC laws and regulations. In addition, for advertising content related to certain types of products and services, such as alcohol, cosmetics, pharmaceuticals and medical procedures, we and our distributors are required to confirm that the advertisers have obtained requisite government approvals including the advertiser's operating qualifications, proof of quality inspection of the advertised products, government pre-approval of the contents of the advertisement and filing with the local authorities. We endeavor to comply with such requirements, including by requesting relevant documents from the advertisers. However, we cannot assure you that each advertisement an advertising client or agency provides to us and which we include in our weekly advertising cycle is in compliance with relevant PRC advertising laws and regulations or that the supporting documentation and government approvals provided to us by our advertising clients in connection with certain advertising content are complete; nor can we assure you that the advertisements that our regional distributors have procured for broadcasting on our network have received required approval from the relevant local supervisory bodies or are content compliant.

Moreover, civil claims may be filed against us for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information displayed on our network. If consumers find the content displayed on our network to be offensive, taxi operators may seek to hold us responsible for any consumer claims or may terminate their relationships with us.

In addition, if the security of our content management system is breached through the placement of unauthorized CF cards in our ADUs and unauthorized images, text or audio sounds are displayed on our network, viewers or the PRC government may find these images, text or audio sounds to be offensive, which may subject us to civil liability or government censure despite our efforts to ensure the security of our content management system. Any such event may also damage our reputation. If our advertising viewers do not believe our content is reliable or accurate, our business model may become less appealing to viewers in China and our advertising clients may be less willing to place advertisements on our network.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

We cannot be certain that our ADUs or other aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities, which may materially and adversely disrupt our business.

We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

Our primary competitors are other advertising companies that operate out-of-home digital media advertising networks in China, such as Touch Media, SECT, and Focus Media. We compete for advertising clients primarily on the basis of network size and coverage, location, price, the range of services that we offer and our brand name. We also face competition from other out-of-home network operators for access to the most desirable locations in cities in China. Individual taxi operators may also decide to install and operate their ADUs on a small scale. We also compete for overall advertising spending with other alternative advertising media companies, such as Internet, street furniture, billboard and public transport advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio.

In the future, we may also face competition from new entrants into the out-of-home digital media advertising sector. Our sector is characterized by relatively low fixed costs and, as is customary in the advertising industry, we do not have exclusive arrangements with our advertising clients. These two factors present potential entrants to our sector of the advertising sector with relatively low entry barriers.

Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources and may be able to mimic and adopt our business model. Moreover, increased competition will provide advertisers with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

Any business disruption or litigation we experience might result in our incurring substantial costs and the diversion of resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products and do not, to our knowledge, offer business liability insurance that is applicable to our business model. While business disruption insurance is available to a limited extent in China, we have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result we do not have any business liability, disruption or litigation insurance coverage for our operations in China. Any business disruption or litigation may result in our incurring substantial costs and the diversion of resources.

Risks Relating to Regulation of Our Business and to Our Structure

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the advertising industry, we could be subject to severe penalties.

Substantially all of our operations are conducted through i-level SoftComm, our wholly-owned operating subsidiary in China. PRC regulations currently limit foreign ownership of companies that provide advertising services to 70% and require any foreign entities that invest in the advertising services industry to have at least two years of direct operations in the advertising industry outside of China. We do not currently directly operate an advertising business outside of China and cannot qualify under PRC regulations any earlier than two years after we commence any such operations outside of China or until we acquire a company that has directly operated an advertising business outside of China for the required period of time. Accordingly, our subsidiary, i-level SoftComm, is currently ineligible to apply for the required licenses for providing advertising services in China. Our advertising business is currently provided through our contractual arrangements with our limited media partner, Sky-Media Group. Sky-Media Group holds the requisite licenses to provide advertising services in China. We have been and are expected to continue to be dependent on Sky-Media Group to operate our advertising business. We have entered into contractual arrangements with Sky-Media Group pursuant to which we, through i-level SoftComm, provide technical support and consulting services to Sky-Media Group.

If we are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the State Administration of Industry and Commerce, or SAIC, which regulates advertising companies, would have broad discretion in dealing with such violations, including:

  revoking the business and operating licenses of our PRC subsidiaries and affiliates;

  discontinuing or restricting our PRC subsidiaries' and affiliates' operations;

  imposing conditions or requirements with which we or our PRC subsidiaries and affiliates may not be able to comply;

  requiring us or our PRC subsidiaries and affiliates to restructure the relevant ownership structure or operations; or

  restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with Sky-Media Group and its subsidiaries for our China operations, which may not be as effective in providing operational control as direct ownership.

We rely on contractual arrangements with Sky-Media Group and its subsidiaries to operate our advertising business. Under the current contractual arrangements, as a legal matter, if Sky-Media Group or any of its subsidiaries fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and redeploy substantial resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you to be effective.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Our business operations may be affected by legislative or regulatory changes.

There are no existing PRC laws or regulations that specifically define or regulate out-of-home digital media advertising. It has been reported that the relevant PRC government authorities are currently considering adopting new regulations governing out-of-home digital media advertising. We cannot predict the timing and effects of such new regulations. Changes in laws and regulations governing the content of out-of-home advertising, our business licenses or otherwise affecting our business in China may materially and adversely affect our business prospects and results of operations.

Risks Relating to the PRC

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC's economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 26 years, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down certain segments of China's economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 26 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary, i-level SoftComm, is a wholly foreign-owned enterprise which is an enterprise incorporated in China and wholly-owned by foreign investors. i-level SoftComm is subject to laws and regulations applicable to foreign investment in China in general and laws and regulations applicable to wholly foreign-owned enterprises in particular. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into with Sky-Media Group. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the advertising industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with Sky-Media Group, and other foreign investors, including you.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the "current account", which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account", which includes foreign direct investment and loans. Currently, i-level SoftComm may purchase foreign exchange for settlement of "current account transactions", including payment of dividends to us, without the approval of the State Administration of Foreign Exchange. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund any business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect i-level SoftComm's ability to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Because our earnings and cash and cash equivalent assets are denominated in Renminbi and the net proceeds from the Private Placement will be denominated in U.S. dollars, fluctuations in exchange rates between U.S. dollars and Renminbi will affect the relative purchasing power of these proceeds and our balance sheet and earnings per share in U.S. dollars following this offering. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. For example, due to the recent devaluation of the U.S. dollar against the euro and several other currencies, the PRC government has indicated that it may be re-evaluating its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue after this offering which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Any future outbreak of severe acute respiratory syndrome in China, or similar adverse public health developments, may severely disrupt our business and operations.

From December 2002 to June 2003, China and certain other countries experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. Since September 2003, however, a number of isolated new cases of SARS have been reported, most recently in central China in April 2004. During May and June of 2003, many businesses in China were closed by the PRC government to prevent transmission of SARS. A new outbreak of SARS may result in health or other government authorities requiring the closure of our offices or other businesses, including office buildings, retail stores and other commercial venues, which comprise the primary locations where we provide our advertising services. Any recurrence of the SARS outbreak, or a development of a similar health hazard in China, may deter people from congregating in public places, including a range of commercial locations such as office buildings and retail stores. Such occurrences would severely impact the value of our out-of-home television advertising network to advertisers, significantly reduce the advertising time purchased by advertisers and severely disrupt our business and operations.

Certain Risks Relating to i-level Media Group

i-level Media Systems is a British Virgin Islands company and, because judicial precedent regarding the rights of shareholders is more limited under British Virgin Islands law than under U.S. law, you may have less protection of your shareholder rights than you would under U.S. law.

i-level Media Systems' corporate affairs are governed by our amended and restated memorandum and articles of association of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of i-level Media Systems' directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. Our rights as the shareholder of i-level Media Systems and the fiduciary responsibilities of its directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States.

As a result of all of the above, we may have more difficulty in protecting our interests as the sole shareholder of i-level Media Systems in the face of actions taken by management or members of the board of directors than would public shareholders of a U.S. company.

Certain judgments obtained against us by our shareholders may not be enforceable.

i-level Media Systems is a British Virgin Islands company and substantially all of its assets are located outside of the United States. All of i-level Media Systems' current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not resident in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would recognize or enforce judgments of United States courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, there is uncertainty as to whether such British Virgin Islands or PRC courts would be competent to hear original actions brought in the British Virgin Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01          Changes in Control of Registrant.

On March 20, 2007 our Company acquired all of the issued and outstanding shares of i-level Media Systems Limited, a private British Virgin Islands company. In anticipation of the Closing of this acquisition, 5,660,000 issued and outstanding shares of our common stock were split, on a 10.25 new for one old share basis, into 58,015,000 shares of common stock. At Closing, we issued a total of 27,000,000 post-split shares of common stock to the shareholders of i-level Media Systems in consideration for their respective interests in i-level Media Systems, and a total of 41,000,000 shares of common stock held by our founders were surrendered for cancellation.

A total of 52,646,668 shares of our common stock were issued and outstanding immediately after the consummation of our acquisition of i-level Media Systems (for additional details see the disclosure under heading "Item 1.01 Entry into a Material Definitive Agreement"). The 27,000,000 shares of our common stock issued to the shareholders of i-level Media Systems represent approximately 51.29% of our issued and outstanding shares. Accordingly, the acquisition resulted in a change of control of our Company. For accounting purposes, this change of control constitutes a re-capitalization of i-level Media Group Incorporated, and the acquisition will be accounted for as a reverse merger whereby the legal acquirer, i-level Media Group Incorporated, is treated as the acquired entity and the legal subsidiary, i-level Media Systems, is treated as the acquiring company with the continuing operations.

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following is a list of key management and directors of the Company:

Director/officer	Position with the Company
Aidan Sullivan	Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director
Ian Sullivan	Secretary, Treasurer, Chief Financial Officer, Chief Operating Officer, Principal Accounting Officer and a director
Johnny Lo	Director
Leo Young	Director
Paul D. Brock	Director

SECTION 8 - OTHER EVENTS

Item 8.01          Other Events

On March 21, 2007, the Company issued a news release dated March 20, 2007 announcing that, effective March 20, 2007, the Company completed its previously announced (February 6, 2007) Share Exchange Agreement, pursuant to which the Company acquired all of the issued and outstanding shares of i-Level Media Systems Limited. A copy of such news release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Notice Pursuant to Rule 135c Under the Securities Act of 1933, as amended (the "Securities Act")

The securities referred to in such news release have not been registered under the U.S. Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

The following financial statements are included in this current report:

i-level Media Systems Limited (Audited)

Report of Independent Registered Independent Accounting Firm, dated November 27, 2006

Consolidated Balance Sheets as at September 30 2006, December 31, 2005 and December 31, 2004

Consolidated Statements of Operations for the period from May 28, 2003 (date of inception) to December 31, 2004, the year ended December 31, 2005, and the nine months ended September 30, 2006

Consolidated Statements of Shareholders' Equity (Deficiency) and Comprehensive Income (Loss) for the period from May 28, 2003 (date of inception) to September 30, 2006

Consolidated Statements of Cash Flows for the period from May 28, 2003 (date of inception) to December 31, 2004, the year ended December 31, 2005, and the nine months ended September 30, 2006

Notes to the Consolidated Financial Statements

Pro Forma Consolidated Financial Statements (Unaudited)

Pro Forma Consolidated Balance Sheet as at September 30, 2006

Notes to Pro Forma Consolidated Balance Sheet as at September 30, 2006

Pro-Forma Consolidated Statement of Operations as at September 30, 2006

Notes to Pro-Forma Consolidated Statement of Operations as at September 30, 2006

I-LEVEL MEDIA SYSTEMS LIMITED
(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006,
FOR THE YEAR ENDED DECEMBER 31, 2005, AND
FOR THE PERIOD FROM MAY 28, 2003 (DATE OF INCORPORATION)
TO DECEMBER 31, 2004

(Prepared in accordance with Generally Accepted Accounting Principles in the United States of America)

BKR Lew & Barr Ltd
Certified Public Accountants
12th Floor, Dina House
Ruttonjee Centre
11 Duddell Street
Hong Kong
Tel : (852) 2521 2328
Fax : (852) 2525 9890
Email : letters@lewbarr.com
Website : ww.bkrlewbarr.com
Ref:

REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF
I-LEVEL MEDIA SYSTEMS LIMITED
(Incorporated in the British Virgin Islands with limited liability)

We have audited the accompanying consolidated balance sheets of i-level Media System Limited and its subsidiary company (the "Group") as of September 30, 2006, December 31, 2005 and 2004, and the related consolidated statements of operation, shareholders' equity (deficiency) and comprehensive income (loss), and cash flows for the period for the nine months ended September 30, 2006, for the year ended December 31, 2005 and for the period from May 28, 2003 (date of incorporation) to December 31, 2004. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

Basis of opinion

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of i-level Media Systems Ltd. and its subsidiary company as of September 30, 2006, December 31, 2005 and 2004, and the results of their operations and their cash flows for the nine months ended September 30, 2006, for the year ended December 31, 2005 and for the period from May 28, 2003 (date of incorporation) to December 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

BKR Lew & Barr Limited

/s/ Nilar Tan Chan
Director
Shanghai, People's Republic of China
Date: November 27, 2006

B K R INTERNATIONAL	An independent member of BKR International, with offices throughout the world

I-LEVEL MEDIA SYSTEMS LIMITED
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)
	Note	At September 30, 2006	At December 31, 2005	At December 31, 2004

ASSETS

Current assets
Cash and cash equivalents		$19,141	$34,653	$28,244
Prepaid expenses and other current assets		4,809	-	606

Total current assets		$23,950	$34,653	$28,850
		------------	------------	------------
Non-current assets

Equipment, net	4	$302,071	$350,803	$60,967
		------------	------------	------------
TOTAL ASSETS		$326,021	$385,456	$89,817
		=======	=======	=======
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current liabilities

Accrued expenses and current liabilities	5	$5,544	$1,931	$947
Short-term loans	6	321,293	106,961	-

Total current liabilities		$326,837	$108,892	$947
Other liability		------------	------------	------------
Loans payable	7	$749,999	$749,999	$249,999
		------------	------------	------------
Shareholders' equity (deficiency)
Ordinary shares
(Authorized: 50,000 shares; par value US$1;
Issued and outstanding: 1 share)	8	$1	$1	$1
Exchange reserve		2,745	3,234	138
Accumulated deficit		(753,561)	(476,670)	(161,268)

Total shareholders' equity (deficiency)		$(750,815)	$(473,435)	$(161,129)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)		$326,021	$385,456	$89,817
		=======	=======	=======

/s/ Aidan Sullivan

___________________
Director

The accompanying notes are an integral part of these consolidated financial statements.

I-LEVEL MEDIA SYSTEMS LIMITED
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States dollars)
	Note	For the nine months ended September 30, 2006	For the year ended December 31, 2005	For the period from May 28, 2003(date of incorporation) to December 31, 2004	Accumulated from May 28, 2003(date of incorporation) to September 30, 2006

REVENUE		$6,198	$5,275	$-	$11,473
DIRECT COSTS		(188,005)	(127,244)	-	(315,249)

LOSS BEFORE OPERATING EXPENSES		(181,807)	(121,969)	-	(303,776)

OPERATING EXPENSES
Research and development costs		$-	$-	$(67,902)	$(67,902)
General and administrative expenses		(83,373)	(193,651)	(94,180)	(371,204)

LOSS FROM OPERATIONS		$(265,180)	$(315,620)	$(162,082)	$(742,882)

OTHER INCOME/(EXPENSES)
Interest(expenses)/income, net		$(11,711)	$218	$814	$(10,679)

NET LOSS BEFORE TAXATION		(276,891)	(315,402)	(161,268)	(753,561)
TAXATION	9	-	-	-	-

NET LOSS		$(276,891)	$(315,402)	$(161,268)	$(753,561)
		=======	=======	=======	=======

The accompanying notes are an integral part of these consolidated financial statements.

I-LEVEL MEDIA SYSTEMS LIMITED
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
AND COMPREHENSIVE INCOME (LOSS)
(Expressed in United States dollars)
	Share Capital	Exchange Reserve	Accumulated deficit	Total

Issuance of new shares	$1	$-	$-	$1

Net loss for the period	-	-	(161,268)	(161,268)

Effect of exchange rate difference	-	138	-	138

Balance at December 31, 2004	$1	$138	$(161,268)	$(161,129)
	=======	=======	=======	=======
Balance at January 1, 2005	$1	$138	$(161,268)	$(161,129)

Net loss for the year	-	-	(315,402)	(315,402)

Effect of exchange rate difference	-	3,096	-	3,096

Balance at December 31, 2005	$1	$3,234	$476,670	$473,435
	=======	=======	=======	=======
Balance at January 1, 2006	$1	$3,234	$(476,670)	$(473,435)

Net loss for the period	-	-	(276,891)	(276,891)

Effect of exchange rate difference	-	(489)	-	(489)

Balance at September 30, 2006	$1	$2,745	$(753,561)	$(750,815)
	=======	=======	=======	=======

The accompanying notes are an integral part of these consolidated financial statements.

I-LEVEL MEDIA SYSTEMS LIMITED
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in United States dollars)
	For the nine months ended September 30,2006	For the year ended December 31,2005	For the period from May 28, 2003(date of incorporation) to December 31,2004	Accumulated from May 28, 2003(date of incorporation) to September 30, 2006
OPERATING ACTIVITIES

Net loss	$(276,891)	$(315,402)	$(161,268)	$(753,561)
Adjustments to reconcile net loss to net cash
used in operating activities:	55,945	44,360	419	100,724
Depreciation

Changes in assets and liabilities:
Prepaid expenses and other current assets	(4,809)	606	(606)	(4,809)
Accrued expenses and other current liabilities	3,613	984	947	5,544
NET CASH USED IN OPERATING ACTIVITIES	$(222,142)	$(269,452)	$(160,508)	$(652,102)
	------------	------------	------------	------------
INVESTING ACTIVITIES

Purchase of equipment	$-	$(332,607)	$(61,386)	$(393,993)
NET CASH USED BY INVESTING ACTIVITIES	$-	$(332,607)	$(61,386)	$(393,993)
	------------	------------	------------	------------
FINANCING ACTIVITIES

Proceeds from issuance of share capital	$-	$-	$1	$1
Proceeds from short-term loans	214,332	106,961	-	321,293
Proceeds from loans	-	500,000	249,999	749,999
NET CASH PROVIDED BY
FINANCING ACTIVITIES	$214,332	$606,961	$250,000	$1,071,293
	------------	------------	------------	------------
Effect of exchange rate changes	(7,702)	1,507	138	(6,057)
	------------	------------	------------	------------
NET INCREASE/(DECREASE) IN CASH
AND CASH EQUIVALENTS	$(15,512)	$6,409	$28,244	$19,141

CASH AND CASH EQUIVALENTS AT
BEGINNING OF THE YEAR	34,653	28,244	-	-

CASH AND CASH EQUIVALENTS AT
END OF THE YEAR/PERIOD	$19,141	$34,653	$28,244	$19,141
	=======	=======	=======	=======
SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:
Income tax paid	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-
	=======	=======	=======	=======

The accompanying notes are an integral part of these consolidated financial statements.

I-LEVEL MEDIA SYSTEMS LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006,
FOR THE YEAR ENDED DECEMBER 31, 2005, AND
FOR THE PERIOD FROM MAY 28, 2003 (DATE OF INCORPORATION)
TO DECEMBER 31, 2004
(Expressed in United States dollars)

1       NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

i-level Media System Limited (the "Company") is a limited liability company incorporated under the International Business Act of the British Virgin Islands ("BVI") on May 28, 2003. As of August 12, 2004, the Company has invested in a wholly foreign owned subsidiary, i-level Media Systems (Shanghai) Company Limited incorporated under the laws of the PRC ("PRC") on August 12, 2004.

The Company together with its subsidiary company are collectively referred to as the "Group". The Group is devoting substantially all of its efforts to establishing a new business which involves selling out-of-home video advertising timeslots on its network of flat-panel video advertising display units installed in taxis operated in the PRC. The Group has commenced its principal operation in Shanghai, the PRC, in 2005, but there has been no significant revenue from the principal operation since then. Accordingly, the Group is considered as a development stage company.

PRC regulations currently limit foreign ownership of companies that provide advertising services, including out-of-home video advertising services. To comply with these regulations, the Group conducts all of its advertising services through a third party advertising agency which has all the necessary licences and permits for providing advertising services in the PRC.

The Group reported a net loss of US$753,561 for the period from May 28, 2003 (date of incorporation) to September 30, 2006 and deficiency in net working capital of US$750,815 as of September 30, 2006.

The ability of the Group to emerge from the development stage with respect to the above principal business activity is dependent upon its successful efforts to raise additional debt and/or equity financings and then attain profitable operations. Management has plans to seek additional capital through equity and/or debt offerings. There is no guarantee that the Group will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Group's ability to continue as a going concern.

These financial statements have been prepared on a going concern basis and do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that may be necessary should the Group be unable to continue as a going concern.

2       BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

3        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)       Basis of Consolidation

The consolidated financial statements include the financial statements of the company and its subsidiary company. All material inter-company balances and transactions have been eliminated on consolidation.

b)       Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand and at bank. For purposes of the consolidated financial statements, the Group considers investments in all highly liquid instruments with maturities of three months or less at date of purchase to be cash equivalents.

c)       Equipment, net

Equipment is presented at cost less accumulated depreciation and impairment, if any (see note 3(d) for details). Depreciation is provided to write off the cost of equipment over their estimated useful lives after taking into account their estimated residual value, using the straight line method over the following estimated useful lives:

Flat-panel video advertising display units	5 years after 10% residual value
Office equipment	5 years after 10% residual value

d)       Impairment of Long-lived Assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the fair value of the assets.

e)       Revenue Recognition

Revenue represents the invoiced values of service and net of business taxes. The Group's revenue is derived from sales of out-of-home video advertising timeslots and is recognised rateably over the period in which advertisements are displayed. Accordingly, revenue is recognised when all four of the following criteria are met: (i) pervasive evidence that an arrangement exists; (ii) delivery of the service has occurred; (iii) the price of the services is both fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured.

f)       Research and Development Cost

Research and development costs are expensed as incurred.

g)       Advertising Cost

Advertising costs are expenses as incurred.

h)       Deferred Taxation

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established, as needed, to reduce net deferred tax assets to the amount for which recovery is more likely than not.

i)       Foreign Currency Translation

The functional and reporting currency of the Company is the United States dollar ("US dollar"). Monetary assets and liabilities denominated in currencies other than the US dollar are translated into the US dollar at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the US dollar during the year converted into US dollar at the applicable rates of exchange prevailing at the first day of the month transactions occurred. Transaction gains and losses are recognized in the statements operations. The financial records of the Group's subsidiary company are maintained in its local currency, the Renminbi ("RMB"), which is its functional currency. Assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates and revenues, expenses, and gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income (loss) in the statement of shareholders' equity (deficiency).

j)       Use of estimates

The preparation of the consolidated financial statements requires management of the Group to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates assumptions include the carrying amount of equipment; and valuation allowances for deferred income tax assets. Actual results could differ from those estimates.

k)       Significant Risks and Uncertainties

The Group's management believes that changes in any of the following areas could have a material adverse effect on the Group's future financial position, results of operations or cash flows: the Group's limited operating history; advances and trends in new technologies and industry standards; competition from other competitors; regulatory or other PRC related factors; and risks associated with the Group's ability to attract and retain employees necessary to support its growth, risks associated with the Group's growth strategies; and general risks associated with the advertising industry.

l)       Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (SFAS 158). This statement requires balance sheet recognition of the overfunded or underfunded status of pension and postretirement benefit plans. Under SFAS 158, actuarial gains and losses, prior service costs or credits, and any remaining transition assets or obligations that have not been recognized under previous accounting standards must be recognized in Accumulated Other Non-Shareowners' Changes in Equity, net of tax effects, until they are amortized as a component of net periodic benefit cost. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company's fiscal year end. Presently, we use a September 30 measurement date for a majority of our pension and postretirement benefit plans. SFAS 158 is effective for publicly-held companies for fiscal years ending after December 15, 2006, except for the measurement date provisions, which are effective for fiscal years ending after December 15, 2008. We anticipate that the adoption of this pronouncement will not have a material impact on our consolidated financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. This statement defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. We are currently evaluating the potential impact of this statement.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes the minimum accounting and disclosure requirements of uncertain tax positions. FIN 48 also provides guidance on the derecognition, measurement, classification, interest and penalties, and transition of uncertain tax positions. FIN 48 is effective for fiscal periods after December 15, 2006. We are currently analyzing the expected impact of adoption of FIN 48 on our financial statements.

During December 2004, the FASB issued SFAS 123(R), "Share Based Payments", which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company will adopt this pronouncement effective October 1, 2006. We anticipate that the adoption of this pronouncement will not have a material impact on our consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--A Replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement requires that a voluntary change in accounting principle be applied retroactively with all prior period financial statements presented on the basis of the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement". The new standard is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. We do not anticipate that the adoption of this statement will have a material impact on our results of operation or financial condition.

The FASB has also issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments" and SFAS No. 156 "Accounting for Servicing of Financial Assets", but they will not have any relationship to the operations of the Group. Therefore a description and its impact for the Group's operations and financial position have not been disclosed.

4.       EQUIPMENT, NET

          Composition of equipment - net is as follows:
	At September 30, 2006	At December 31, 2005	At December 31, 2004

Flat-panel video advertising display units	$391,273	$389,684	$59,057
Office equipment	4,309	4,309	2,329
	$395,582	$393,993	$61,386
	------------	------------	------------
Less: Accumulated depreciation	(100,724)	(44,779)	(419)
Exchange difference	7,213	1,589	-
	$302,071	$350,803	$60,967
	=======	=======	=======

5.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
	September 30, 2006	December 31, 2005	December 31, 2004

Accrued expenses	$4,853	$1,931	$750
	------------	------------	------------
Other current liabilities consist of the followings:
Welfare benefits payable	$691	$-	$197
	------------	------------	------------
	$5,544	$1,931	$947
	=======	=======	=======

6.       SHORT-TERM LOANS

          The short-term loans bear interest at 9% per annum and compounded semi-annually, and have no fixed terms of repayment.

7.       LOANS PAYABLE
	September 30, 2006	December 31, 2005	December 31, 2004

Loans payable	$749,999	$749,999	$249,999
	=======	=======	=======

These loans are due to a shareholder and five individuals who later became shareholders of the Company in the subsequent period. These loans are interest-free and payable on demand. In November 2006, the Group has entered into several shares subscription agreements with the shareholder and these five individuals to convert the above loans to ordinary shares of the Company.

8.       ORDINARY SHARES

The Company has 50,000 shares of authorised ordinary shares with par value of US$1 each. Up to September 30, 2006, 1 share was issued and outstanding at par.

In the period subsequent to September 30, 2006, the Company's share capital underwent the following changes:

On November 13, 2006, the Company issued 24,999 ordinary shares of par value of US$1 each to the shareholder for the total subscription consideration of US$149,999, which was settled by way of setting off the loan from the shareholder as disclosed in Note 7.

On November 14, 2006, the Company increased its authorized share capital from US$50,000 to US$750,000 by changing the par value of the ordinary shares such that the authorized shares of 50,000 shares of US$1 each were changed to 50,000 shares of US$15 each. Accordingly, the share capital comprising of 25,000 ordinary shares of US$1 each then issued and outstanding were changed to 1,666 2/3 issued and outstanding shares at a par value of US$15 each.

On November 14, 2006, the Board of Directors declared a dividend by way of a stock dividend whereby the amount of US$125,000 standing in the share premium account was capitalized and distributed as stock dividends comprising 8,333 1/3 shares of ordinary with a par value of US$15 of the Company.

On November 22, 2006, the Company issued 10,000 ordinary shares of par value of US$15 each to the five lenders as set out in Note 7 above for the total subscription consideration of US$600,000, which amount was settled by way of setting off the loans from the lenders.

9.       INCOME TAXES

a)    British Virgin Island Tax

The Group's operations are not subject to taxation in the British Virgin Islands.

PRC Income Tax

The Company's subsidiary in the PRC is subject to the Foreign Enterprise Income Tax. No PRC income tax has been provided as the Company's subsidiary in the PRC recorded net operating losses of US$ 225,813, US$232,592 and US$40,181 for the periods ended September 30, 2006, December 31, 2005 and 2004, respectively.

b)   Net operating loss carried forwards

As of September 30, 2006, December 31, 2005 and 2004, the Group had net operating loss carry forwards for tax purposes of approximately US$276,891, US$315,402 and US$161,268 respectively, which may be carried forward for a certain period of time.

c)   Deferred tax assets
	For the nine months ended September 30, 2006	For the year ended December 31, 2005	For the period from May 28, 2003 (date of incorporation) to December 31, 2004

Net operating loss/credit carry forwards	$276,891	$315,402	$161,268
Valuation allowance	(276,891)	(315,402)	(161,268)
Deferred tax assets	$-	$-	$-
	=======	=======	=======

The valuation allowance is provided as the directors considered that the utilization of tax losses to offset future taxable profit is uncertain in the coming financial year.

10.     CURRENT VULNERABILITY DUE TO CONCENTRATION OF SUPPLIER

The Group currently buys all of its flat panel display units, a major operating asset of the Group, from one supplier. Also, the supplier is responsible for the maintenance of these flat panel display units. Although these display units were tailor-made by the supplier for the purpose of the Group, management believes that other suppliers could provide similar assets and services on comparable terms. A change in suppliers and services providers, however, may cause delay in the operation and a possible loss of revenue, which would affect operating results adversely.

11.     CONTRIBUTION PLAN IN THE PRC

Full time employees of the Group in the PRC participate in a government-mandated multiemployer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Group to accrue for these benefits based on certain percentages of the employees' salaries.

JACKSON VENTURES, INC.

PRO FORMA BALANCE SHEET
AS AT SEPTEMBER 30, 2006
(UNAUDITED)

(Prepared in accordance with
Generally Accepted Accounting Principles
in the United States of America)

JACKSON VENTURES, INC.
PRO FORMA BALANCE SHEET
AS AT SEPTEMBER 30, 2006
(Unaudited)

The following pro forma balance sheet has been derived from the financial statements of i-level Media Systems Limited ("i-level") as at September 30, 2006 and the financial statements of Jackson Ventures, Inc. ("Jackson") as at September 30, 2006. The pro forma balance sheet reflects the acquisition of i-level by Jackson in a merger using reverse acquisition accounting. This pro forma balance sheet reflects a recapitalization of i-level and a $1,000,000 gross ($900,000 net of commission) non-brokered unit private placement. Each unit contains one common share of Jackson and one warrant to purchase one additional shares at $1.00 for two years from the date of issuance. It also reflects conversion of i-level debt totalling $309,508 into 1,031,668 shares of Jackson and the conversion of a $500,000 i-level loan into 5,000,000 shares of Jackson and 1,250,000 warrants to purchase 1,250,000 shares of Jackson at $0.50 per share for a period of six months. The pro forma balance sheet and statement of operations should be read in conjunction with the audited financial statements of i-level and the interim unaudited financial statements of Jackson and the notes to these financial statements. The pro forma statements do not purport to represent what the combined Company's results of operations and financial condition would actually have been if the acquisition of i-level and related financing occurred on October 1, 2005 and are based on available information and the assumptions set forth in the foot notes below, which management believes are reasonable.
			(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)
			i-level	Jackson		Private
			Pre-acquisition	Cancellation		Placement
	i-level	Jackson	Equity	and	Acquisition	and Loan	Pro Forma	Pro Forma
	(historical)	(historical)	Adjustments	Stock Split	of i-level	Conversions	Adjustments	Combined
	$	$	$	$	$	$	$	$

ASSETS
Current Assets
Cash	19,141	37,086	500,000	-	-	1,300,000	-	1,856,227
Prepaid Expenses	4,809	-	-	-	-		-	4,809

	23,950	37,086	500,000	-	-	1,300,000	-	1,861,036

Property and Equipment	302,071	-	-	-	-	-	-	302,071
Investment - i-level	-	-	-	-	11,475,000	-	(11,475,000)	-

Total assets	326,021	37,086	500,000	-	11,475,000	1,300,000	(11,475,000)	2,163,107

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	5,544	43,617	-	-	-		-	49,161
Short-term loans	321,293	-	500,000	-	-	(809,500)	-	11,793

Total current liabilities	326,837	43,617	500,000	-	-	(809,500)	-	60,954

Long-term Liabilities
Loans payable	749,999		(749,999)	-	-	-	-	-

Total liabilities	1,076,836	43,617	(249,999)	-	-	(809,500)	-	60,954

Stockholders' deficit
Common stock, par value $0.001, 1,025,000,000 shares authorized 52,646,692 issued and outstanding (pro forma)	1	5,660	749,999	11,355	27,000	8,632	(750,000)	52,647
Additional Paid in Capital	2,745	81,340		(11,355)	11,448,000	2,100,868	(10,818,531)	2,803,067
Donated Capital	-	16,250	-	-	-	-	(16,250)	-
Charge to deficit for recapitalization	-	-	-	-	-	-	-	-
Deficit accumulated during development stage	(753,561)	(109,781)	-	-	-	-	109,781	(753,561)

Total stockholders' deficit	(750,815)	(6,531)	749,999	-	11,475,000	2,109,500	(11,475,000)	2,102,153

Total liabilities and stockholders' deficit	326,021	37,086	500,000	-	11,475,000	1,300,000	(11,475,000)	2,163,107

JACKSON VENTURES, INC.

NOTES TO PRO FORMA BALANCE SHEET

AS AT SEPTEMBER 30, 2006

(Expressed in United States dollars)

Note 1

The Company converted long-term loans of $749,999 into ordinary shares of i-level and received a convertible loan of $500,000.

Note 2

Jackson's issued common shares were forward split on a 10.25 new for 1 old basis, into 58,015,000 common shares with an increase to authorized share capital to 1,025,000. On closing a total of 41,000,000 founders shares were cancelled leaving 17,015,000 common shares issued prior to other closing transactions.

Note 3

Issuance of 27,000,000 common shares of Jackson for 100% of the ordinary shares of i-level having a fair value of $0.425 per share (after a 15% discount to the established fair market price of $0.50).

Note 4

The $500,000 loan was converted into 5,000,000 common shares of Jackson and 1,250,000 warrants to acquire 1,250,000 common shares of Jackson at $0.50 per share for a period of six months. In addition, a total of $309,500 of short-term loans were converted into 1,031,668 common shares of Jackson at $0.30 per common share. Jackson completed a private placement of 2,600,000 units and received $1,300,000. Each unit contained one common share and one-half of one warrant, each whole warrant exercisable into one common share at $0.50 per share.

Note 5

Re-capitalization accounting eliminating the shareholders equity of Jackson and eliminating the investment in i-level upon consolidation.

JACKSON VENTURES, INC.

PRO FORMA STATEMENT OF OPERATIONS
AS AT SEPTEMBER 30, 2006
(UNAUDITED)

(Prepared in accordance with
Generally Accepted Accounting Principles
in the United States of America)

JACKSON VENTURES, INC.
PRO FORMA STATEMENT OF OPERATIONS
AS AT SEPTEMBER 30, 2006
(UNAUDITED)

The following pro forma statement of operations has been derived from the audited financial statements of i-level for the nine months ended September 30, 2006and the three months ended December 31, 2005 and the unaudited financial statements of Jackson for the nine months ended September 30, 2006 and the three months ended December 31, 2005.

			i-level	Jackson
			Pre-acquisition	Cancellation
	i-level	Jackson	Equity	and	Acquisition	Loan	Pro Forma	Pro Forma
	(historical)	(historical)	Adjustments	Stock Split	of i-level	Conversions	Adjustments	Combined
	$	$	$	$	$	$	$	$

Revenue	7,517	-	-	-	-	-	-	7,517
Direct Costs	(219,816)	-	-	-	-	-	-	(219,816)

Loss Before Operating Expenses	(212,299)	-	-	-	-	-	-	(212,299)

Operating Expenses
General and Administrative	131,786	10,204	-	-	-	-	-	141,990
Interest Expense	11,711	-	-	-	-	-	-	11,711
Mineral Property Costs	-	28,091	-	-	-	-	-	28,091

Total Expenses	143,497	38,295	-	-	-	-	-	181,792

Net Loss for the Twelve Months	(355,796)	(38,295)	-	-	-	-	-	(394,091)

Net Loss per share - Note 1	(0.01)	(0.00)	0.00	0.00	0.00	0.00	0.00	(0.01)

Note 1

Loss per share data shown above are applicable for both primary and fully diluted. Weighted average shares used was 52,646,692 being the number of shares outstanding had the re-organization and financings completed at the start of the twelve months ended September 30, 2006.

(d)       Exhibits

Copies of the following documents are included as Exhibits to this Current Report:

SEC Ref. No.	Description
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
10.1	Share Exchange Agreement among the Company, the i-level Shareholders, i-level Media Systems Limited, dated for reference effective on January 29, 2007(2)
10.2	Aidan Sullivan Executive Services Agreement between the Company and Aidan Sullivan, dated for reference effective on March 20, 2007(3)
10.3	Ian Sullivan Executive Services Agreement between the Company and Ian Sullivan, dated for reference effective on March 20, 2007(3)
10.4	Service Agreement between i-level Softcomm and Smartwin Technologies(3)
21.1	Subsidiaries of the Company
	Name of Subsidiary	Jurisdiction of Incorporation
	i-level Media Systems Limited	British Virgin Islands
	i-level Medial Systems (Shanghai) Company Limited	People's Republic of China
	i-level Softcomm	People's Republic of China
99.1	News Release of the Company dated March 20, 2007(3)

Notes:

  Incorporated by reference from our Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on March 17, 2006.

  Incorporated by reference from our Company's current report on Form 8-K dated February 1, 2006 and filed with the Securities and Exchange Commission on February 6, 2007.

  Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i-LEVEL MEDIA GROUP INCORPORATED
Date: March 21, 2007	_/s/ Aidan Sullivan ____________________ By: Aidan Sullivan Title: Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director

__________